UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2012
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
American Equity Investment Life Holding Company (“Company”) held its Annual Meeting of Shareholders on June 7, 2012.  At the Annual Meeting, shareholders considered and voted upon three proposals: (1) to elect a total of five directors to three-year terms; (2) to consider and vote upon the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2012; and (3) to consider and vote upon a proposal to approve, on an advisory basis, the compensation of the Company's named executive officers.
The final results of the voting on each proposal were as follows:
1. Election of Directors

Nominee	For	Withheld	Broker Non-Votes
David S. Mulcahy	51,126,459	907,841	2,620,977
David J. Noble	42,754,332	9,279,968	2,620,977
A. J. Strickland, III	50,216,206	1,818,094	2,620,977
Wendy C. Waugaman	50,649,055	1,385,245	2,620,977
Harley A. Whitfield, Sr.	48,746,360	3,287,940	2,620,977
Mr. Mulcahy, Mr. Noble, Dr. Strickland, Ms. Waugaman and Mr. Whitfield were elected to serve for a term expiring at the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified.
2. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
54,567,344	32,713	55,220	—
 The appointment of KPMG LLP as the Company's independent auditor for the 2012 fiscal year was ratified.
3. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
50,407,792	1,511,528	114,979	2,620,977
The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2012

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ John M. Matovina
Name:	John M. Matovina
Title:	Chief Executive Officer